EXHIBIT NO. 99.B1(j)

                                     FORM OF

                          MFS VARIABLE INSURANCE TRUST

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                                  REDESIGNATION
                                    OF SERIES

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 24, 1996 (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) and divide the shares to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1.     Redesignate the existing class of shares as "Initial Class
                Shares";

         2. Establish and designate an additional class of shares within the meaning of Section 6.10. The other class of shares is designated "Service Class Shares";

         3. Initial Class Shares and Service Class Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         4. The purchase price of Initial Class Shares and Service Class shares, the method of determination of the net asset value of Initial Class Shares and Service Class Shares, the price, terms and manner of redemption of Initial Class Shares and Service Class Shares, any conversion feature of Service Class Shares, and the relative dividend rights of holders of Initial Class Shares and Service Class Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

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         5.     Initial Class Shares and Service Class shares shall vote
                together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         6. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholder of the class.

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 24, 1996, as amended (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate a new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

         1.     The new series shall be designated:

                - MFS Mid Cap Growth Series

         2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.
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         5.     Subject to the provisions of Section 6.9 and Article IX of the
                Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of MFS Mid Cap Growth Series to create two classes of Shares, within the meaning of
Section 6.10, as follows:

         1. The two classes of Shares are designated "Initial Class Shares" and "Service Class Shares";

         2. Initial Class Shares and Service Class Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Initial Class Shares and Service Class Shares, the method of determination of the net asset value of Initial Class Shares and Service Class Shares, the price, terms and manner of redemption of Initial Class Shares and Service Class Shares, any conversion feature of Class B Shares, and relative dividend rights of holders of Initial Class Shares and Service Class Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

         4. Initial Class Shares and Service Class Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.


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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ______ day of ___________, 2000 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.



---------------------------
Jeffrey L. Shames
38 Lake Avenue
Newton, MA   02159



---------------------------
Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907



---------------------------
William R. Gutow
3 Rue Dulac
Dallas, TX  75230